SECURITIES  AND  EXCHANGE  COMMISSION

                             WASHINGTON,  D.C.  20549



                                    FORM  8-K

                                 CURRENT  REPORT

                       PURSUANT  TO  SECTION  13  OR  15(D)  OF
                       THE  SECURITIES  EXCHANGE  ACT  OF  1934

                               January  3,  2005
                              ------------------
             Date  of  Report  (Date  of  earliest  event  reported)


                                 AUXILIO,  INC.
                              -----------------
         (Exact  name  of  registrant  as  specified  in  its  charter)



                                   Nevada
                                   ------
               (State  or  other  jurisdiction  of  incorporation)


     000-27507                                                 88-0350448
     ---------                                                 ----------
 (Commission  File  Number)                                  (IRS  Employer
                                                           Identification  No.)


         27130A  Paseo  Espada,  Suite  1427,  San  Juan  Capistrano,  CA  92675
         ---------------------------------------------------------------
                     (address  of  principal  executive  offices)     (Zip Code)


                              (949)  481-7550
                              --------------
              (Registrant's  telephone  number,  including  area  code)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation  of  Mr.  Stapleton
-------------------------------

Jim Stapleton who has been serving as the Registrant's (the "Company's") CFO is leaving the Company due to family obligations. Mr. Stapleton will remain as an advisor to and major shareholder of the Company. Mr. Stapleton's resignation is effective as of January 3, 2005.

Engagement  of  Mr.  Anthony
----------------------------

Paul T. Anthony is joining the Company as its new CFO and Secretary. His appointments are effective as of January 3, 2005. Mr. Anthony brings with him extensive financial management experience, having spent the last 10 years of his career with large providers of technology based enterprise applications and professional services. Most recently, Mr. Anthony was with Callipso as its Vice President-Finance and Corporate Controller. Callipso is an IP-based network services company with customized IP platform development capabilities. Mr. Anthony was responsible for the day-to-day financial operations at Callipso, as well as overseeing all investor relations, treasury, risk management departments and support management of the information technology, human resources and facilities departments.

Before joining Callipso, Mr. Anthony was the Controller for IBM-Access 360, a provider of enterprise software. Mr. Anthony was responsible for all aspects of the worldwide accounting, tax, treasury, and risk management functions. Mr. Anthony joined IBM-Access 360 from Nexgenix, Inc. where he served as corporate controller. Prior to this, Mr. Anthony held numerous positions in accounting and finance at FileNet Corporation, a provider of enterprise content management software applications.

Mr. Anthony started his career at KPMG Peat Marwick LLP in Orange County in the information, communications and entertainment practice. He is a certified public accountant and holds a bachelor of science degree in accounting from Northern Illinois University.

The initial period of Mr. Anthony's employment is for full time employment over a two year term. Thereafter, Mr. Anthony's employment will automatically renew for 12 month consecutive terms unless terminated by either party. He will receive a signing bonus of $10,000.00 and be paid an annual base salary of $155,000.00. He will also receive the customary fringe benefits paid by the Company and be subject to the Company's Incentive Compensation Plan.

Election  of  Mr.  Krakoff  as  director
----------------------------------------

Effective January 3, 2005, Robert L. Krakoff was elected to the board of directors of the Company. At the present time the Company does not have any committees of its board of directors and so Mr. Krakoff will serve only as a member of the whole board of directors. A description of Mr. Krakoff's qualifications is included in a press release attached to this filing.

Item  9.01.  Exhibits.

Exhibit  No.     Description
------------     -----------

99.1     Press  Release  announcing  Anthony  hiring
99.2     Press  Release  announcing  Krakoff  joining  board

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AUXILIO,  INC.


                                      By:  /s/ Joseph J. Flynn
                                           -----------------------------------
                                           Joseph  J.  Flynn
Date:  January  7,  2005                   Chief  Executive  Officer